EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1/A of our report dated March 23, 2012, relating to the consolidated financial statements of EuroSite Power Inc. which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ McGladrey LLP

McGladrey LLP

Boston, Massachusetts

September 11, 2012